Exhibit 99.1
FOR IMMEDIATE RELEASE
October 4, 2017

Contact:
Jefferson G. Parker, Vice Chairman, Director of Capital Markets and IR (504) 310-7314
Beth Ardoin, Senior Executive Vice President, Director of Communications (337) 278-6868

IBERIABANK Corporation Provides Updates on Key Topics:
Hurricanes Harvey and Irma, HUD Lawsuit, Energy Portfolio, and Sabadell United Bank Acquisition-Related Expense

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding Company of the 130-year-old IBERIABANK (www.iberiabank.com), provides updates on a number of key topics, including the impact of recent Hurricanes Harvey and Irma, the previously disclosed Department of Housing and Urban Development (“HUD”) lawsuit, its energy portfolio, and Sabadell United Bank acquisition costs.

Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation, commented, “In order to provide greater transparency into a number of key issues impacting this quarter’s financial results, we are disclosing preliminary information on the massive weather events that recently impacted our region, an update on the HUD lawsuit, a brief update on the resolution of our energy portfolio, and details regarding our merger and severance-related expenses for the Sabadell acquisition.”

Byrd continued, “As always, we want to keep our shareholders abreast of the changing dynamics of the matters that affect our business.”

Hurricanes Harvey and Irma
Hurricane Harvey made landfall on August 25, 2017, and stalled over the greater Houston area for several days producing record amounts of rainfall that led to catastrophic flooding. IBERIABANK operates eight branches in the greater Houston area and has $2.6 billion in total loan commitments with $1.7 billion in loans outstanding.

Hurricane Irma made initial landfall in the Florida Keys and a second landfall just south of Naples, Florida, as a Category 4 hurricane on September 10, 2017, and proceeded northward along the western side of the Florida Peninsula. As a result of localized flooding, high wind gusts and the interruption of power services, IBERIABANK operations were impacted for a short period of time. IBERIABANK, including the recent acquisition of Sabadell United Bank, has $9.1 billion in total loan commitments with $7.7 billion in loans outstanding in Florida.

IBERIABANK (including acquired Sabadell United Bank locations) suffered minimal damage and incremental expense related to its physical infrastructure as a result of these storms. All IBERIABANK offices have returned to normal business operations. A decline in business activity is expected in the short term; however, long-term activity could benefit as a result of rebuilding efforts. IBERIABANK’s expectation is that deposit volumes and business economic activity may increase beyond historical norms as the recovery process begins based on experience from Hurricanes Katrina and Rita along with the major flooding event in south central Louisiana in August 2016.

Based on initial assessments of the potential credit impact, IBERIABANK expects to accrue $8.5 million of incremental provision for credit losses tied to these two named storms during the third quarter of 2017.

U. S. Department of Housing and Urban Development / Department of Justice Legal Matter
In the third quarter of 2016, the Company disclosed that it had been served with a subpoena from the Department of Housing and Urban Development's Office of Inspector General pertaining to its origination and quality control practices for loans insured by the Federal Housing Administration. The Company learned earlier this year that it was a defendant in a qui tam lawsuit filed in a United States District Court in Arkansas brought by two former associates of IBERIABANK Mortgage Company. When the Company concluded a probable loss was reasonably estimable, it disclosed in the second quarter of 2017 a potential exposure between $6 million to $17 million. At that time, the Company accrued $6 million. The Company has recently negotiated a settlement amount of $11.7 million that counsel for the United States are recommending for approval by the appropriate government decision makers, which remains subject to final review and approval by the Department of Justice. The Company expects to accrue the remaining $5.7 million for this matter in the third quarter of 2017. The Company hopes to fully resolve this matter by the end of October 2017. As previously disclosed, the Company plans to pursue insurance coverage.

Energy Portfolio Update
Significant progress on the resolution of non-accruals in the energy portfolio occurred during the third quarter of 2017. Several of the remaining energy companies with non-accrual loans outstanding were successful in negotiating pre-packaged bankruptcies. As a result of these pre-packaged bankruptcies, $17.0 million of energy-related loan net charge-offs are expected during the third quarter of 2017. Of the $17.0 million, $7.8 million had been previously provided for in prior quarters with $9.2 million expected to be provided for during the third quarter. The $9.2 million in expected charge-offs is at the lower-end of the previously provided range of $10 million to $15 million potentially required to resolve troubled energy-related credits.

The expected impact is as follows:
• A decline in energy-related non-accrual loans of $32.6 million, or 34%;
• Energy-related non-accrual loan portfolio balance of $62.4 million;
• Remaining allowance for credit losses on energy-related non-accrual loans equal to $13.4 million; and,
• The allowance for credit losses to non-performing asset ratio for energy-related loans equal to 21.5%.

The remaining $62.4 million of the non-accrual energy-related loan portfolio consists of 10 credits, which the Company believes is adequately collateralized and has appropriate reserves. The Company does not expect to have additional provisioning tied to the remaining energy-related loan portfolio. In addition, no material impact is currently expected to the clients within the energy-related loan portfolio from Hurricanes Harvey and Irma.

On an overall basis for the legacy IBERIABANK portfolio, net charge-offs for the third quarter, inclusive of the additional energy-related loan charge-offs mentioned above and a $6 million charge-off for a single non-energy commercial credit, are not expected to exceed $29 million. Consolidated provision for credit losses in the third quarter is expected to be $19 million.

Sabadell United Bank Acquisition Merger-Related Expenses
As previously announced, IBERIABANK Corporation acquired Sabadell United Bank on July 31, 2017. For the three month period ended September 30, 2017, IBERIABANK Corporation expects to report merger and severance-related expenses of $30 million and branch closure expenses of $3 million.

The Company will provide its comprehensive earnings release as previously announced after the market closes on October 19, 2017, with a scheduled conference call to discuss results of the third quarter on October 20, 2017 at 8:30am Central Time.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding Company with 335 combined offices, including 228 bank branch offices and one loan production office in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, and South Carolina, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 68 locations in 10 states. The Company has 13 locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.